Exhibit 99.2

Lease Contract of Factory Building

Party A: Wuxi Huayang Heavy Industry Co., Ltd.

Party B: Wang Jiahong

In accordance with the relevant provisions of the state, Party A and Party B shall, on the basis of voluntariness, equality and mutual benefit, on the issue of leasing the factory building which is legal owned by Party A to Party B for use, the parties shall conclude an agreement and sign the contract as follows:

I. Information of rental factory building

The rented factory to Party B's factory building is located in No.18, Huihe Road, Qianzhou Subdistrict Industrial Park, Huishan District, Wuxi City. The construction area is 8,507.07 square meters;

II. Lease term of factory building

1. The lease term of the factory building is 10 years, from January 1, 2017 to December, 2026

2. At the expiration of the lease term, Party A shall have the right to take back the leased factory building, Party B shall return it on schedule, if Party B needs to continue, please submit written request three months before the expiry to Party A, then sign the lease contract as long as Party A agrees.

III. Rent and payment

1. Party A and Party B agreed that the rent of per square meter construction area is 80 Yuan , so the total rent is 8,507.07 square meters *80 Yuan / square meter =680,565.60 Yuan, charged by annual.

2. Once both party signed the contract, it will come into force at once. Party B shall pay 30% lease fee as deposit to Party A, that is 204,169.68 Yuan, and the remaining fee 476,395.92 Yuan should be paid until the end of 2017.

VI. Other expenses

1. During the lease period, the expenses incurred by the use of water, electricity, gas, telephone and other communications in the factory building shall be borne by Party B

V. Use and maintenance responsibilities of factory building

1. During the lease term, Party B shall promptly notify Party A of the damage of the factory, and Party A shall repair it within 3 days after receiving the notice from Party B. If it is not repaired in time, Party B may repair it with paid by Party A.

2. Party B shall rationally make use of and take care of the plant and its attached facilities. Party B shall be responsible to maintain the factory building if it and its attached facilities are damaged or break down due to Party B's improper use or unreasonable use. If Party B refuses to maintain, Party A can maintain it instead, however Party B shall pay the expense.

3. Party B shall ask for the Party A's written consent if need any additional decoration or facilities and equipment, and examine and approved by relevant departments according to the provisions, need be approved by Party A as well as then can be carried out.

VI. Re-rent and return of factory building

1. In the lease period, if Party B need to re-rent the factory, please ask for Party A's written consent, Party B shall bear the relevant responsibility without the permit of Party A

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2. When the lease term comes to an end, the factory building shall conform to the normal operating condition when it is returned.

VII. Other relevant agreement during the period of lease

1. During the lease period, Party A and Party B shall abide by the laws and regulations of the state and shall not engage in illegal activities with the lease of the factory;

2. During the lease term, Party A shall have the right to supervise and assist Party B in fire control, safety and health;

3. During the lease period, if the factory building unable to fill the contract with force majeure or government cause, neither party bear the responsibility.

4. During the lease period, Party B can decorate according to the operating characteristics of their own, but shall not destroy the original structure of housing, renovation costs is paid by Party B, at the expiration of the lease, Party A does not make any compensation.

5. During the lease period, Party B shall pay the rent and other payment of all expenses timely, if the delay over one month, Party A has the right to charge 5% increase in fines, and have the right to terminate the lease agreement.

6. After the expiration of the lease term, if Party A continue to lease, Party B enjoy the right of priority, and if shall not be rented, Party B need to move on schedule, otherwise, all losses and consequences will be borne by Party B.

VIII. Other clauses

1. During the lease term, if Party A terminates the contract in advance, it shall compensate Party B for three months rent. During the lease term, Party B shall compensate Party A for three months' rent in case of breach of contract if Party B wants to terminate the contract in advance.

2. During the lease period, Party A shall bear all liability for compensation for any loss of normal operation caused by property Certificate.

This contract is in duplicate, Party A and Party B sign and seal it, then keep one of the copies.

Party A: /s/ Wu Jianhua

Party B: /s/ Wang Jiahong

December 30, 2016

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